Exhibit 10.01

*Confidential Treatment has been requested for

the marked portions of this exhibit pursuant

to Rule 24b-2 of the Securities Act of 1934, as amended

AMENDMENT No. 3 TO LICENSE AGREEMENT

Between

KIMSAPRINCESS, INC. and GLU MOBILE INC.

THIS AMENDMENT No. 3 TO THE LICENSE AGREEMENT (the “Amendment”), entered into as of this 16th day of September, 2016 (the “Amendment Effective Date”), between KIMSAPRINCESS, INC., with its registered offices located at 21731 Ventura Boulevard, Suite 300, Woodland Hills, California 91364 (“KAP”), and GLU MOBILE INC., with offices located at 500 Howard Street, Suite 300, San Francisco, California 94105 (“Glu”), is to evidence:

WHEREAS, KAP and Glu entered into a license agreement dated November 5, 2013 in connection with the design, development, creation, delivery and publication of a mobile game based on the personal brand, image and likeness of Kim Kardashian West (the “Original Agreement”), as amended by that certain Amendment No. 1 to License Agreement dated June 13, 2014 (“Amendment 1”) and that certain Amendment No. 2 to the License Agreement dated September 2, 2014 (“Amendment 2”, and together with the Original Agreement and Amendment 1, the “Agreement”); and

WHEREAS, the parties now wish to amend the Agreement in certain respects.

NOW, THEREFORE, the parties agree as follows:

1.	AMENDMENT TO TERM:

The length of the “Term” (Section 2.1 of the Agreement) is hereby revised so that the Term ends on the last day of the seventy second (72nd) calendar month following the Launch Date of the First Game, or June 30, 2020; months one (1) (i.e., June 25, 2014) through twenty-four (24) inclusive (i.e., June 30, 2016) shall be known as the “First Portion” of the Term, and months thirty-seven (37) (i.e., July 1, 2016) through seventy two (72) inclusive (i.e., June 30, 2020) shall be known as the “Second Portion” of the Term.  In all other respects, this definition shall remain unchanged.

2.	AMENDMENT TO PUBLISHING RIGHTS:

References to Glu’s Right of First Refusal in Amendment 2 are hereby deleted and are of no further force or effect.  Consequently, the final sentence of the first paragraph of Section 4 of Amendment 2 and all of Section 5 of Amendment 2 are hereby deleted in their entirety.  In all other respects, the Publishing Rights shall remain unchanged.

In addition, the parties wish to amend the definition of “games” that appears within the first paragraph of Section 4 of Amendment 2.  Accordingly, the first paragraph of Section 4 of Amendment 2 is hereby restated in its entirety to read as follows:

*Confidential Treatment has been requested for

the marked portions of this exhibit pursuant

to Rule 24b-2 of the Securities Act of 1934, as amended

“KAP hereby agrees that throughout the Term that KAP shall not permit or use the KAP Property or KAP Marks in connection with the advertisement, promotion, or sale of any other game playable on Devices, [*]  Notwithstanding the foregoing, KAP may permit the KAP Property or KAP Marks to appear in or promote applications for use on Devices as long as such applications are not “games,” such as, but not limited to, educational or informational applications, or do not have being a “game” as their primary purpose.  For the purposes of the immediately preceding sentence, a “game” shall mean a competitive form of play, as evidenced by the application utilizing a scoring leaderboard or other scoring system, structured by rules, norms or directions, which is decided by skill or luck and shall include any application that is classified as a game in the Apple App Store or Google Play or that a reasonable person would, in light of general industry practices and standards and consumer understandings, classify as a game.  As an example, Covet Fashion, published by Crowdstar Inc., would be considered a “game,” but none of IMVU Mobile, published by IMVU, Inc. or the YouCam applications (e.g., YouCam Fun,  YouCam Perfect,  YouCam Makeup), published by Perfect Corp., would be considered a “game.””

3.	MISCELLANEOUS:

This Amendment was entered into in the State of California and its validity, construction, interpretation and legal effect shall be governed by applicable United States laws and by the internal substantive laws of the State of California (without reference to conflicts of laws provisions).  Except as hereby expressly amended and modified, all other terms and conditions of the Agreement remain in full force and effect and the Agreement is ratified and confirmed in all respects.  Capitalized words not defined in this Amendment shall retain the meanings given to them in the Agreement. No officer, employee or representative of either party has any authority to make any representation or promise not contained in this Amendment, and each party acknowledges that it has not executed this Amendment in reliance upon any promise or representation not contained herein.  As of the date hereof, all references herein shall be deemed to mean the Agreement as amended by this Amendment.  This Amendment may be executed in one or more counterparts each of which shall be deemed an original and all of which together shall constitute one and the same agreement.  This Amendment may be executed by facsimile or electronic copy which shall be deemed an original.  This Amendment shall not be binding on either party until accepted by KAP and Glu and executed by a duly authorized officer of each party.

IN WITNESS THEREOF, the parties hereto have executed and delivered this Amendment as of the date first written above.

KIMSAPRINCESS, INC.	GLU MOBILE INC.

By:/s/ Kim Kardashian West	By: /s/ Scott J. Leichtner
Print Name: Kim Kardashian West	Print Name:Scott J. Leichtner
Its:	Its:Vice President and General Counsel